SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 4, 2011

HUNT GLOBAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-138184	51-0431963
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer incorporation) Identification Number)

10001 Woodloch Forest Drive, Suite 325, The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

281-825-5000

Registrant's telephone number, including area code

TOMBSTONE TECHNOLOGIES, INC.

 (Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2011, we entered into a letter agreement with certain shareholders of Carbon Green NA, Inc., a Colorado corporation, whereby we agreed with the representative for six stockholders of Carbon Green NA, Inc. to acquire 85% of the equity of Carbon Green NA, Inc. in exchange for an equity interest in us.  The closing of this transaction is scheduled to occur on or before February 28, 2011. Upon the closing, we will issue to the selling shareholders of Carbon Green NA, Inc. an aggregate of: 30,567,246 shares of our common stock; 125,000 shares of our Series A Preferred Stock; 125,000 shares of our Series B Preferred stock; 24,000 warrants to acquire shares of our Series A Preferred Stock at an exercise price of $208 a share expiring in five years; and 40,300 warrants to purchase share of our Series B Preferred Stock at an exercise price of $248 a share expiring in five years.  We also agreed to make efforts to acquire the remaining 15% of Carbon Green NA, Inc. at a later date.

Carbon Green assets include an operating tire recycling plant, license agreements and worldwide patents for the only proven method of recycling 100% of scrap tires with a near zero carbon footprint.  The Carbon Green system was created during a 5-year span of developing, testing, patenting and building a fully operational system that breaks-down, separates and recycles 100% of scrap tires into reusable materials. We plan to build 10 plants in the United States, during the next 5 years, to address the growing environmental problems caused by hundreds-of-millions of waste tires that end up in landfills and are polluting our environment by being burned as industrial fuel.

The transaction will allow Hunt Global Resources, Inc. to take possession of Carbon Green NA. Inc.’s 189 worldwide patents and its operating plant located in the nation of Cyprus, which is currently the world’s largest commercially operating pyrolysis plant.

Hunt will also assume existing license agreements that call for Hunt to receive $2 million dollars per year for 5-years beginning this year from licensees (who would otherwise forfeit licenses),  and additional royalties projected to be $60 million by year end 2011, if sales and construction goals are met by licensees.

ITEM  5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENBTS OF CERTAIN OFFICERS.

On February 4, 2011, John N. Bingham tendered his resignation as Acting Chief Financial Officer and Principal Accounting Officer of Hunt Global Resources, Inc. (Hunt or the Company), effective as of that date.  Mr. Bingham has been providing part-time CFO services and accounting infrastructure through his firm, Agility Financial Partners, LLC (Agility), since April 1, 2010.  Agility and Mr. Bingham will continue to consult with the Company regarding its financial reporting activities, assist with infrastructure needs and transitioning to the new CFO.

On February 10 2011, the Company announced the appointment of Michael P. Horne as the Chief Financial Officer and Principal Accounting Officer of the Company to be effective as of March 1, 2011.  Mr. Horne’s career includes Commercial Operations leadership with Ford Motor Company.  Mr. Horne has been consulting with us since January 2011.

Mr. Horne, age 52, will become our CFO and Principal Accounting Officer on March 1, 2011.  In 2010, Mr. Horne was a consultant to Carbon Green, Inc., a Nevada corporation.  His duties included day to day operations, financial reporting and capital funding of the company.  In 2007 thru 2009, Mr. Horne was employed by Traxis Group with the job title of Chief restructuring/Financial Officer.  His duties included consolidation and integration of three acquired companies – Bluebird, Optima and North American Bus.  He was named CFO of conglomerate and operating head of Bluebird and newly created Traxis Financial. In 2006, Mr. Horne was employed by Traxis Group with job title of Chief Restructuring Officer with duties to acquire the three companies that formed the Traxis Group, built business and financial infrastructure and created the financial company Traxis Financial.  In 2005, Mr. Horne worked for Cerberus Capital as Restructuring Consultant with duties to restructure acquired automotive companies by Cerberus and perform multiple due diligences on potential automotive acquisitions. From 2000-2004 Mr. Horne held senior executive financial roles at Visteon Corporation including:

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North American Financial Controller of Operations (2004)

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Worldwide Financial Controller of Manufacturing & Material Management (2003)

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Worldwide Financial Controller of Material Management (2001-2002)

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Financial Controller of Chassis Division (2000-2001)

Mr. Horne holds a Bachelor of Business Administration and a Master of Business Administration in Finance from University of Notre Dame

During the interim period between Mr. Bingham’s resignation and Mr. Horne’s reporting for work our CEO, George Sharp, will be our acting CFO and Principal Accounting Officer.

ITEM 7.01     REGULATION FD DISCLOSURE.

We issued a press release announcing that we signed a Letter Agreement to acquire Carbon Green NA, Inc.  The press release is attached as Exhibit 99.1.

We issued a press release announcing that Michael Horne is our new CFO.  The press release is attached as Exhibit 99.2.

ITEM 8.01     OTHER EVENTS.

Our new stock trading symbol is OTCBB:  “HGCO” reflecting our new name of Hunt Global Resources, Inc.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit No.	Description

10.1	Letter Agreement about Carbon Green NA, Inc.

99.1	Press release announcing that we signed a Letter Agreement to acquire Carbon Green NA, Inc.

99.2	Press release announcing that Michael Horne is our new CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNT GLOBAL RESOURCES, INC.

February 10, 2011

By: /s/George T. Sharp

George T. Sharp

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement about Carbon Green NA, Inc.

99.1	Press release announcing that we signed a Letter Agreement to acquire Carbon Green NA, Inc.

99.2	Press release announcing that Michael Horne is our new CFO.